Exhibit 99.1

Coastal Banking Company Announces Consolidation of CBC National Bank's Moss Creek Branch

BEAUFORT, S.C., Dec. 28, 2010 (GLOBE NEWSWIRE) -- Coastal Banking Company Inc. (OTCBB:CBCO), the holding company of CBC National Bank, which operates divisions including Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., today announced that effective March 31, 2011, it will close its CBC National Bank branch located in the Moss Creek Village center at 1533 Fording Island Road in Hilton Head, S.C., and consolidate its operations into a nearby bank branch.

Customers of the Moss Creek branch will have their accounts transferred automatically to CBC National Bank's office located at 1700 Ribaut Road in Port Royal, S.C., and do not have to take any action. They will continue to have full and uninterrupted access to their accounts at any branch location, online at www.cbcnationalbank.com, and through all CBC National Bank ATMs.

Employees of the Moss Creek branch will be offered open positions at the Port Royal branch and elsewhere within the company where available.

"We made the decision to consolidate our Moss Creek branch due to the high cost of operating in that particular location," said Michael G. Sanchez, chief executive officer. "Over the past several years the area has become overbanked, and the competition has put pressure on banks to pay well above the market rate for deposits. As a result, our cost of funds at the Moss Creek branch has become unacceptably high compared to our other branches and is an impediment to our long-term strategy of growing core earnings. Consolidating our operations will give us the opportunity to reduce costs and expenses, and strengthen the bank's bottom line."

"We remain committed to serving our markets in coastal South Carolina," said Gary Horn, market president for South Carolina. "Our goal is to expand our presence into adjacent markets that offer our company a better opportunity to grow our franchise."

About Coastal Banking Company Inc.

Coastal Banking Company Inc., based in Beaufort, S.C., is the $433.0 million-asset bank holding company of CBC National Bank, which operates as Lowcountry National Bank in Beaufort, S.C., First National Bank of Nassau County in Fernandina Beach, Fla., and The Georgia Bank in Meigs, Ga. CBC National Bank, which is headquartered in Fernandina Beach, provides a full range of consumer and business banking services through full-service banking offices in Beaufort, Fernandina Beach, Meigs and Port Royal, S.C. The company also operates a residential mortgage banking division based in Atlanta and commercial loan production offices in Jacksonville, Fla., and Savannah, Ga. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol CBCO. For more information, please visit the company's Web site, www.coastalbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal's assumptions, but that are beyond Coastal's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market. Additional information and other factors that could affect future financial results are included in Coastal's filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT:  Coastal Banking Company Inc.
                       Michael G. Sanchez, Chief Executive Officer
                       904-321-0400

                       Marsh Communications LLC
                       Andy Mus, Senior Vice President
                       404-327-7662